Exhibit 10.16

This exhibit is an English translation of a foreign language document.

The Company hereby agrees to supplementally furnish to the SEC, upon request, a copy of the foreign language document.

This Appointment Agreement is entered into on 20 June 2024 by and between the following parties:

Party A: Shiyan City Operation Group Co., Ltd.*(for indication only)

Address: No. 45, Shiyan Avenue, High-Tech Zone, Shiyan City, Hubei Province

Party B: Glam Capital Limited

Address: Rooms 908-911, Nan Fung Tower, 88 Connaught Road Central, Central, Hong Kong

Whereas:

1.	Party A intends to issue dim sum bonds (the “Bond Issuance”) in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”).

2.	Party B is a company registered in Hong Kong and holds Type 1, 4, and 9 licenses issued by the Hong Kong Securities and Futures Commission (SFC License No.: BNR298).

Now, therefore, the parties agree as follows:

1. Responsibilities of Party B

1.	Subject to compliance with Hong Kong laws, Party B accepts Party A’s appointment as the Joint Bookrunner and Lead Manager (the “Bookrunner”) for the Bond Issuance, which shall be conducted outside the U.S. under Regulation S of the U.S. Securities Act of 1933 (as amended).

2.	Details of the Bond Issuance:

○	Issuer: Shiyan City Operation Group Co., Ltd.

○	Form: Reg S

○	Currency & Issuance Amount: RMB, up to RMB 1.5 billion

○	Tenor: 3 years

○	The above are indicative targets; the final terms shall be determined by both parties based on market conditions.

2. Appointment

Subject to Hong Kong laws, both parties agree:

1.	Party A appoints Party B as the Bookrunner for the Bond Issuance.

2.	Party B shall coordinate the issuance preparations and market the bonds internationally (including providing relevant market data), but Party B is not required to provide corporate finance advice unless explicitly requested.

3.	Party B shall identify and engage potential investors outside the U.S. in compliance with applicable laws.

4.	Party A represents and warrants:
a) Party B may rely on opinions from professional advisors (e.g., auditors, rating agencies, legal counsel) appointed by Party A.
b) Party A shall provide all necessary documents and information truthfully, accurately, and completely.
c) Party A bears full responsibility for the accuracy and completeness of the offering documents (including third-party claims under Clause 8).

5.	Party A agrees:
a) If the Bond Issuance is terminated per Clause 5 (not due to Party B’s fault) and restarted within 12 months, Party B shall be reappointed as Bookrunner.
b) If Party A conducts another bond issuance within 12 months, Party B’s reappointment shall be negotiated separately.
c) Party B shall coordinate intermediaries (e.g., lawyers, trustees, accountants, underwriters), subject to mutual approval.

3. Term

Unless terminated earlier under Clause 5, this Agreement shall remain effective until the earlier of:

1.	12 months from signing; or

2.	Successful completion of the Bond Issuance (defined as Party A securing funding). Termination does not affect Party A’s payment obligations under Clause 4.

4. Fees & Payment

Party A shall pay Party B a fee of [(9.0% – Coupon Rate) × Tenor × Actual Underwriting Amount] within 30 business days after successful issuance.

Party B may advance costs for professional advisors, reimbursed from proceeds upon issuance.

All payments are non-refundable and net of taxes.

5. Termination

This Agreement may be terminated if:

1.	Either party provides 7 business days’ written notice;

2.	Misrepresentation or intentional harm occurs; or

3.	Either party faces insolvency or events preventing performance.

6. Confidentiality

Party B shall keep Party A’s confidential information undisclosed unless required by law or for the Bond Issuance.

7. Governing Law & Disputes

●	Hong Kong law governs this Agreement.

●	Disputes shall be resolved in Hong Kong courts (non-exclusive jurisdiction).

8. Miscellaneous

Time is of the essence.

9. Execution

This Agreement is executed in duplicate, effective upon signing. A formal agreement shall supersede this term sheet.

Party A: Shiyan City Operation Group Co., Ltd.

Signature:

Name:

Title:

Party B: Glam Capital Limited

Signature:

Name:

Title: